Exhibit 11
                                  MASCOTECH, INC.
                  Computation of Earnings (Loss) Per Common Share
                            Primary and Fully Diluted
                     (In Thousands Except Per Share Amounts)



                                                For The Years Ended December 31
                                                   1994       1993       1992

PRIMARY:

Income (loss) from continuing operations
  before extraordinary items..................  $(234,420)  $ 70,890   $ 39,040
Preferred stock dividends.....................     12,960     14,930      9,300
Earnings (loss) for computing primary earnings
  (loss) from continuing operations per
  common share before extraordinary items.....   (247,380)    55,960     29,740
Discontinued operations:
  Income (loss) from operations of
    discontinued energy segment...............      ---        2,630       (610)
  Gain (loss) on disposition..................     11,700    (22,270)     ---
Earnings (loss) for computing primary
  earnings (loss) per common share before
  extraordinary items.........................   (235,680)    36,320     29,130
Extraordinary income (loss)...................      2,600     (3,650)     ---
Earnings (loss) attributable to common
  stock.......................................  $(233,080)  $ 32,670   $ 29,130

Weighted average number of common shares
  outstanding during each period..............     58,910     53,140     59,490
Addition from assumed exercise of stock
  options and warrants (1)....................      ---        4,300      1,360
Addition from assumed conversion of
  preferred stock (1).........................      ---        ---        ---
Weighted average number of common shares and
  equivalents outstanding during each period
  --without dilution..........................     58,910     57,440     60,850

Primary earnings (loss) per common share:
    Continuing operations.....................     $(4.20)     $ .97      $ .49
    Discontinued operations:
      Income (loss) from operations of
        discontinued energy segment...........        --         .05       (.01)
      Gain (loss) on disposition..............        .20       (.39)       --
    Income (loss) before extraordinary
      items...................................      (4.00)       .63        .48
    Extraordinary income (loss)...............        .04       (.06)       --
    Net income (loss).........................     $(3.96)     $ .57      $ .48


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                                                                      Exhibit 11
                                  MASCOTECH, INC.
                  Computation of Earnings (Loss) Per Common Share
                            Primary and Fully Diluted
                     (In Thousands Except Per Share Amounts)
                                   (concluded)


                                                 For The Years Ended December 31
                                                   1994        1993       1992
FULLY DILUTED:
Income (loss) from continuing operations
  before extraordinary items..................   $(234,420)  $ 70,890   $ 39,040
Preferred stock dividends.....................      12,960     14,930      9,300
Add after-tax convertible debenture
  related expenses............................       9,520      6,760      7,480
Earnings (loss) for computing fully diluted
  earnings (loss) from continuing operations
  per common share before extraordinary
  items.......................................    (237,860)    62,720     37,220
Discontinued operations:
  Income (loss) from operations of
    discontinued energy segment...............       ---        2,630      (610)
  Gain (loss) on disposition..................      11,700    (22,270)     ---

Earnings (loss) for computing fully diluted
  earnings (loss) per common share
  before extraordinary items..................    (226,160)    43,080     36,610
Extraordinary income (loss)...................       2,600     (3,650)     ---
Earnings (loss) attributable to common
  stock, as adjusted..........................   $(223,560)  $ 39,430   $ 36,610

Weighted average number of common shares
  outstanding during each period..............      58,910     53,140     59,490
Addition from assumed conversion of
  convertible debentures as of the issue date.      10,090      9,680     10,380
Addition from assumed exercise of stock
  options and warrants........................       3,340      5,940      1,650
Addition from assumed conversion of
  preferred stock.............................      10,800      ---        ---
Weighted average number of common shares and
  equivalents outstanding during each period
  --fully diluted basis.......................      83,140     68,760     71,520

Fully diluted earnings (loss)
  per common share (2):
    Continuing operations.....................      $(4.20)     $ .91      $ .49
    Discontinued operations:
      Income (loss) from operations of
        discontinued energy segment...........         --         .04      (.01)
      Gain (loss) on disposition..............         .20         *         --

    Income (loss) before extraordinary
      items...................................       (4.00)       .63        .48
    Extraordinary income (loss)...............         .04         *         --
    Net income (loss).........................      $(3.96)     $ .57      $ .48

(1) The dilutive effect of options, warrants and preferred stock conversions in 1994 would be anti-dilutive.
(2) Amounts for 1994 and 1992 agree to primary earnings (loss) per common share amounts since the results of assumed conversion of dilutive securities are anti-dilutive.
* Anti-dilutive